Exhibit 99.1

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Leticia Lowe
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For Immediate Release	Page 1 of 5

CENTERPOINT ENERGY REPORTS

FIRST QUARTER 2013 EARNINGS

Houston, TX – May 2, 2013 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $147 million, or $0.34 per diluted share, for the first quarter of 2013, the same results reported for the first quarter of 2012. Operating income for the first quarter of 2013 was $332 million dollars, compared to $338 million for the same period of 2012.

“I am pleased with the overall performance of our business portfolio this quarter,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our regulated gas distribution unit and competitive natural gas sales and services unit performed well offsetting a first quarter decline in our electric utility. In the midstream business, our field services unit continues to benefit from its contracting strategy and the earnings from recent acquisitions, which partially offset expected declines in our interstate pipelines. I am also pleased to announce that we closed on our midstream partnership yesterday.”

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $84 million for the first quarter of 2013, consisting of $49 million from the regulated electric transmission & distribution utility operations (TDU) and $35 million related to securitization bonds. Operating income for the first quarter of 2012 was $107 million, consisting of $70 million from the TDU and $37 million related to securitization bonds.

First quarter operating income for the TDU declined due to lower right of way revenues, higher expenses, and increased depreciation and other taxes. Some of these impacts are timing related and are expected to reverse over the remainder of the year. Additionally, the utility continues to see metered customer count grow by approximately 2 percent year over year.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $139 million for the first quarter of 2013, compared to $121 million for the same period of 2012. Operating income benefited from a return to normal winter weather, rate changes and customer growth, partially offset by an increase in depreciation.

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Interstate Pipelines

The interstate pipelines segment reported operating income of $52 million for the first quarter of 2013, compared to $60 million for the same period of 2012. The decrease was partially a result of a decline in off system transportation revenue due to a lack of geographic price differentials which also contributed to a reduction in pricing and volumes on some contract renewals. Declines in ancillary services also contributed to lower operating income.

In addition to operating income, this segment recorded equity income from its 50 percent interest in the Southeast Supply Header (SESH) of $5 million for the first quarter of 2013, compared to $6 million for the first quarter of last year. The decrease was primarily due to unplanned pipeline maintenance.

Field Services

The field services segment reported operating income of $53 million for the first quarter of 2013, compared to $47 million for the same period of 2012. First quarter 2013 operating income benefited from the acquisitions completed last year, the timing of revenue from contracts with throughput commitments and higher natural gas prices on the sale of retained gas. These benefits were partially offset by reduced gathering volumes and lower liquids pricing.

In the first quarter of 2012, this business had equity income of $3 million from its 50 percent interest in Waskom Gas Processing Company which is now owned 100 percent by the unit and thus reflected in operating income.

Competitive Natural Gas Sales and Services

The competitive natural gas sales and services segment reported operating income of $7 million for the first quarter of 2013, compared to $1 million for the same period of 2012. The increase in operating income is due to improved margins. Operating income for the first quarter of this year included a $5 million charge resulting from mark-to-market accounting for derivatives associated with forward natural gas transactions used to lock in economic margins, compared to a $1 million charge in 2012.

Dividend Declaration

On April 25, 2013, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2075 per share of common stock payable on June 10, 2013, to shareholders of record as of the close of business on May 16, 2013.

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Outlook for 2013

CenterPoint Energy revised its estimate for 2013 earnings on a guidance basis to be in the range of $1.17 to $1.25 per diluted share. This guidance range takes into consideration the closing of our midstream partnership on May 1, 2013 and the performance to date of our businesses. Earnings guidance is being provided in the form of a range to reflect economic and operational variables associated with the company’s various business segments and ownership interest in the midstream partnership. Significant variables include the impact to earnings of commodity prices, volume throughput, weather, regulatory proceedings, effective tax rates and financing activities. In providing this guidance, the company does not include the impact of any changes in accounting standards, any impact to earnings from the change in the value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market and inventory accounting in the company’s competitive natural gas sales and services business.

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed its Form 10-Q with the Securities and Exchange Commission (SEC) for the period ended March 31, 2013. A copy is available on the company’s website, under the Investors section. Company SEC filings and other documents relating to its corporate governance can also be found on the website.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, May 2, 2013, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc and Subsidiaries

Reconciliation of Net Income and diluted EPS to the basis used in providing 2013 annual earnings guidance

	Quarter Ended March 31, 2013
	Net Income (in millions)	EPS
As reported	$147	$0.34

Timing effects impacting CES (1):
Mark-to-market losses - natural gas derivative contracts	3	0.01

ZENS-related mark-to-market (gains) losses:
Marketable securities (2)	(48)	(0.11)
Indexed debt securities	33	0.07

Per the basis used in providing 2013 annual earnings guidance	$135	$0.31

(1)	Competitive natural gas sales and services segment
(2)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.

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CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and competitive natural gas sales and services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 58.3% limited partner interest in a midstream partnership it jointly controls with OGE Energy Corp. with operations in major natural gas and liquids-rich producing areas of Oklahoma, Texas, Arkansas and Louisiana. With more than 8,700 employees, CenterPoint and its predecessor companies have been in business for more than 135 years. For more information, visit the website at www.CenterPointEnergy.com.”

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2013 and future financial performance and results of operations, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions we serve, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on CenterPoint Energy’s interstate pipelines; (8) the timing and extent of changes in the supply of natural gas, particularly supplies available for gathering by CenterPoint Energy’s field services business and transporting by its interstate pipelines, including the impact of natural gas and natural gas liquids prices on the level of drilling and production activities in the regions served by CenterPoint Energy; (9) competition in CenterPoint Energy’s mid-continent region footprint for access to natural gas supplies and markets; (10) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (11) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (12) the impact of unplanned facility outages; (13) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (14) changes in interest rates or rates of inflation; (15) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (16) actions by credit rating agencies; (17) effectiveness of CenterPoint Energy’s risk management activities; (18) inability of various counterparties to meet their obligations; (19) non-payment for services due to financial distress of

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CenterPoint Energy’s customers; (20) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (22) the outcome of litigation brought by or against CenterPoint Energy or its subsidiaries; (23) CenterPoint Energy’s ability to control costs; (24) the investment performance of pension and postretirement benefit plans; (25) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (26) acquisition and merger activities involving CenterPoint Energy or its competitors; (27) the performance of CenterPoint Energy’s midstream partnership, including whether or not it is able to achieve anticipated operational and commercial synergies, or realize expected growth opportunities; (28) the integration of the operations of the businesses CenterPoint Energy contributed to its midstream partnership with those contributed by the other partners; (29) future economic conditions in regional and national markets and their effects on sales, prices and costs; and (30) other factors discussed in CenterPoint Energy’s Form 10-K for the period ended December 31, 2012, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended March 31,
	2012	2013
Revenues:
Electric Transmission & Distribution	$531	$532
Natural Gas Distribution	854	1,051
Competitive Natural Gas Sales and Services	525	597
Interstate Pipelines	127	132
Field Services	105	141
Other Operations	3	3
Eliminations	(61)	(68)

Total	2,084	2,388

Expenses:
Natural gas	969	1,224
Operation and maintenance	455	484
Depreciation and amortization	224	240
Taxes other than income taxes	98	108

Total	1,746	2,056

Operating Income	338	332

Other Income (Expense) :
Gain on marketable securities	46	74
Loss on indexed debt securities	(33)	(51)
Interest and other finance charges	(110)	(98)
Interest on transition and system restoration bonds	(37)	(35)
Equity in earnings of unconsolidated affiliates	9	5
Other - net	6	6

Total	(119)	(99)

Income Before Income Taxes	219	233

Income Tax Expense	72	86

Net Income	$147	$147

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended March 31,
	2012	2013
Basic Earnings Per Common Share	$0.34	$0.34

Diluted Earnings Per Common Share	$0.34	$0.34

Dividends Declared per Common Share	$0.2025	$0.2075

Weighted Average Common Shares Outstanding (000):
- Basic	426,499	427,961
- Diluted	428,492	429,672

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$70	$49
Transition and System Restoration Bond Companies	37	35

Total Electric Transmission & Distribution	107	84
Natural Gas Distribution	121	139
Competitive Natural Gas Sales and Services	1	7
Interstate Pipelines	60	52
Field Services	47	53
Other Operations	2	(3)

Total	$338	$332

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended March 31,		% Diff Fav/(Unfav)

	2012	2013
Results of Operations:
Revenues:
Electric transmission and distribution utility	$415	$421	1%
Transition and system restoration bond companies	116	111	(4%)

Total	531	532	—

Expenses:
Operation and maintenance	220	238	(8%)
Depreciation and amortization	73	79	(8%)
Taxes other than income taxes	52	55	(6%)
Transition and system restoration bond companies	79	76	4%

Total	424	448	(6%)

Operating Income	$107	$84	(21%)

Operating Income:
Electric transmission and distribution operations	$70	$49	(30%)
Transition and system restoration bond companies	37	35	(5%)

Total Segment Operating Income	$107	$84	(21%)

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	4,525,294	4,557,899	1%
Total	16,544,009	16,361,011	(1%)

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	237%	90%	(147%)
Heating degree days	56%	85%	29%

Number of metered customers - end of period:
Residential	1,914,906	1,953,947	2%
Total	2,167,052	2,211,481	2%

	Natural Gas Distribution
	Quarter Ended March 31,		% Diff Fav/(Unfav)

	2012	2013
Results of Operations:
Revenues	$854	$1,051	23%

Expenses:
Natural gas	493	656	(33%)
Operation and maintenance	163	170	(4%)
Depreciation and amortization	43	45	(5%)
Taxes other than income taxes	34	41	(21%)

Total	733	912	(24%)

Operating Income	$121	$139	15%

Natural Gas Distribution Operating Data: Throughput data in BCF
Residential	62	80	29%
Commercial and Industrial	74	86	16%

Total Throughput	136	166	22%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	69%	101%	32%

Number of customers - end of period:
Residential	3,042,617	3,072,154	1%
Commercial and Industrial	246,852	247,067	—

Total	3,289,469	3,319,221	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended March 31,		% Diff Fav/(Unfav)
	2012	2013
Results of Operations:
Revenues	$525	$597	14%

Expenses:
Natural gas	511	578	(13%)
Operation and maintenance	12	11	8%
Depreciation and amortization	1	1	—

Total	524	590	(13%)

Operating Income	$1	$7	600%

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	161	162	1%

Number of customers - end of period	14,495	16,934	17%

	Interstate Pipelines
	Quarter Ended March 31,		% Diff Fav/(Unfav)
	2012	2013
Results of Operations:
Revenues	$127	$132	4%

Expenses:
Natural gas	7	20	(186%)
Operation and maintenance	38	38	—
Depreciation and amortization	14	15	(7%)
Taxes other than income taxes	8	7	13%

Total	67	80	(19%)

Operating Income	$60	$52	(13%)

Equity in Earnings of Unconsolidated Affiliates	$6	$5	(17%)

Pipelines Operating Data:
Throughput data in BCF
Transportation	378	365	(3%)

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Field Services
	Quarter Ended March 31,		% Diff Fav/(Unfav)
	2012	2013
Results of Operations:
Revenues	$105	$141	34%

Expenses:
Natural gas	18	38	(111%)
Operation and maintenance	27	32	(19%)
Depreciation and amortization	11	15	(36%)
Taxes other than income taxes	2	3	(50%)

Total	58	88	(52%)

Operating Income	$47	$53	13%

Equity in Earnings of Unconsolidated Affiliates	$3	$—	—

Field Services Operating Data:
Throughput data in BCF
Gathering	237	189	(20%)

	Other Operations
	Quarter Ended March 31,		% Diff Fav/(Unfav)
	2012	2013
Results of Operations:
Revenues	$3	$3	—
Expenses	1	6	(500%)

Operating Income (Loss)	$2	$(3)	(250%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended March 31,
	2012	2013
Capital Expenditures by Segment
Electric Transmission & Distribution	$136	$143
Natural Gas Distribution	66	66
Competitive Natural Gas Sales and Services	1	1
Interstate Pipelines	20	20
Field Services	13	9
Other Operations	6	11

Total	$242	$250

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended March 31,
	2012	2013
Interest Expense Detail
Amortization of Deferred Financing Cost	$7	$7
Capitalization of Interest Cost	(1)	(2)
Transition and System Restoration Bond Interest Expense	37	35
Other Interest Expense	104	93

Total Interest Expense	$147	$133

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31,	March 31,
	2012	2013
ASSETS
Current Assets:
Cash and cash equivalents	$646	$245
Other current assets	2,228	2,118

Total current assets	2,874	2,363

Property, Plant and Equipment, net	13,597	13,708

Other Assets:
Goodwill	1,468	1,468
Regulatory assets	4,324	4,229
Other non-current assets	608	602

Total other assets	6,400	6,299

Total Assets	$22,871	$22,370

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$38	$—
Current portion of transition and system restoration bonds long-term debt	447	417
Current portion of indexed debt	138	139
Current portion of other long-term debt	815	524
Other current liabilities	2,137	2,046

Total current liabilities	3,575	3,126

Other Liabilities:
Accumulated deferred income taxes, net	4,153	4,211
Regulatory liabilities	1,093	1,135
Other non-current liabilities	1,392	1,397

Total other liabilities	6,638	6,743

Long-term Debt:
Transition and system restoration bonds	3,400	3,269
Other	4,957	4,861

Total long-term debt	8,357	8,130

Shareholders’ Equity	4,301	4,371

Total Liabilities and Shareholders’ Equity	$22,871	$22,370

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Three Months Ended March 31,
	2012	2013
Cash Flows from Operating Activities:
Net income	$147	$147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	232	248
Deferred income taxes	64	57
Changes in net regulatory assets	42	39
Changes in other assets and liabilities	(65)	30
Other, net	4	12

Net Cash Provided by Operating Activities	424	533

Net Cash Used in Investing Activities	(292)	(274)

Net Cash Provided by (Used in) Financing Activities	744	(660)

Net Increase (Decrease) in Cash and Cash Equivalents	876	(401)

Cash and Cash Equivalents at Beginning of Period	220	646

Cash and Cash Equivalents at End of Period	$1,096	$245

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.